Exhibit 99.2

USANA Health Sciences, Inc.	February 8, 2022

Q4 2021 Management Commentary

Key Financial & Operating Highlights

●	Fiscal year 2021 net sales grew 5% to $1.186 billion.

●	Reported fiscal year 2021 diluted EPS totaled $5.73.

●	Fourth quarter net sales reached $267 million and diluted EPS were $1.03.

●	Company provides initial 2022 net sales guidance of $1.125 to $1.225 billion and initial diluted EPS guidance of $5.25 to $6.00.

Overview

USANA delivered year-over-year net sales growth for 2021, despite a challenging year-over-year comparable and a global operating environment that disrupted many of our growth initiatives and planned events. Importantly, we made meaningful progress during the year in executing our digital transformation strategy, which is key to improving our overall customer experience and setting the stage for future net sales growth. These investments also improved our ability to gather feedback from our customers and sales force, which allows us to be more responsive to the needs and wants of our target audience. Finally, our team of scientists and product specialists continue to undertake efforts to deliver on our product innovation and commercialization goals.

Although we are pleased with our overall performance in 2021, fourth quarter results were below our expectations. During the quarter, additional COVID-related lockdowns and disruptions across several of our key markets in our Asia Pacific region negatively impacted net sales.

Additionally, lower gross margin and the unanticipated timing of certain marketing expenses resulted in lower-than-expected diluted earnings per share. We estimate that these collective events negatively impacted diluted earnings per share by $0.18.

Growth in Active Customers and net sales in each of our regions around the world remain top priorities in 2022. We have several exciting events, products launches, and announcements planned to celebrate USANA’s 30th year anniversary this year. In connection with our anniversary, we are planning to host a hybrid virtual/in-person event in Q3 in Salt Lake City and are also planning to host an in-person event in China in the back half of the year.

During the year, we will continue investing in technology and digital tools to further improve our overall customer experience. We will continue to lay the foundations for expansion into new markets and pursue accretive business development opportunities. We are confident our strategies will position us to grow the number of individuals and families around the world using our products and deliver growth for USANA in 2022.

The Company maintains a 52/53-week fiscal year. Fiscal 2020 was a 53-week year and included one additional week of sales during the fourth quarter.

FY 2021 Financial Performance

Consolidated Results
Net Sales	$1.186 billion	•+5% vs prior year •+$53.6 million YOY FX impact, or +5% •FY 2020 additional week of sales contributed approximately $18 million to prior year results
Diluted EPS	$5.73	•-2% vs prior year •20.3 million diluted shares, -4% vs prior year •FY 2020 additional week of sales contributed an estimated $0.17 to prior year results
Active Customers	560,000	•-7% vs. prior year

Q4 2021 Results

Consolidated Results
Net Sales	$267.3 million	•-14% vs. prior-year quarter •+$1.9 million YOY FX impact, or +1% •Q4 2020 additional week of sales contributed approximately $18 million to prior year results
Diluted EPS	$1.03	•-45% vs. prior-year quarter •Diluted shares of 19.7 million, -7% •Q4 2020 additional week of sales contributed an estimated $0.17 per share to prior year results

Quarterly Income Statement Discussion

Gross margins decreased 60 basis points from the prior year to 80.4% of net sales. The decline was driven by unfavorable inventory variances as well as leverage lost on fixed period costs due to lower net sales.

Associate Incentives increased 110 basis points from the prior year to 42.9% of net sales. The increase was driven by costs related to trial programs being tested and evaluated in certain markets and a relatively low amount invested in travel and market incentive programs in the prior-year quarter.

Selling, General and Administrative expenses increased 340 basis points from the prior year to 25.7% of net sales. The increase can be attributed to the loss of leverage on lower reported net sales as well as the unanticipated timing of certain marketing expenses recognized in the current year quarter.

The increase in the effective tax rate is due, in great part, to the distribution of pre-tax income by market as well as the results of a tax audit in our South Korea market.

Q4 2021 Regional Financial Results

Asia Pacific Region
Net Sales	$212.1 million	•-15% vs. prior-year quarter •79% of consolidated net sales
Active Customers	428,000	•-6% vs. prior-year quarter •-3% sequentially

Asia Pacific Sub-Regions
Greater China
Net Sales	$125.8 million	•-10% vs. prior-year quarter •Constant currency net sales: -13%
Active Customers	255,000	•+1% vs. prior-year quarter •+4% sequentially
North Asia
Net Sales	$29.2 million	•-11% vs. prior-year quarter •Constant currency net sales: -6%
Active Customers	58,000	•-3% vs. prior-year quarter •-8% sequentially
Southeast Asia Pacific
Net Sales	$57.0 million	•-26% vs. prior-year quarter •No meaningful FX impact
Active Customers	115,000	•-19% vs. prior-year quarter •-14% sequentially

Greater China: Local currency net sales in mainland China decreased 13% year-over-year while Active Customers in this market grew 2%. Sequentially, local currency net sales and Active Customers in mainland China increased 1% and 4%, respectively. Net sales in this key market were impacted by ongoing COVID-19 disruptions and lockdowns across various provinces of mainland China. This disruption resulted in the cancellation and postponement of planned activities during the quarter.

North Asia: Local currency net sales and Active Customers in South Korea declined 5% and 2% year-over-year, respectively. On a sequential basis, local currency net sales and Active Customers in this market declined 10% and 8%, respectively. Despite the modest declines in the fourth quarter, South Korea was among the Company’s top performing markets in fiscal 2021 and posted double-digit top line growth.

Southeast Asia Pacific: Performance across markets varied significantly in this sub-region, with the key underlying factor relating to the relative severity of COVID-19 lockdowns and disruptions. The Philippines, a market which has historically relied on in-person commerce, has been impacted the most significantly in this region. Local currency net sales declined 52% year-over-year while Active Customers fell 44% year-over-year.

Americas and Europe Region
Net Sales	$55.2 million	•-11% vs. prior-year quarter •No meaningful FX impact •21% of consolidated net sales
Active Customers	132,000	•-9% vs. prior-year quarter •-1% sequentially

Americas and Europe Region: Net sales and Active Customers in the United States declined 1% and 2% year-over-year, respectively. On a sequential basis, net sales in the United States grew 9%. The collective year-over-year sales decline in the remaining markets in this region largely reflects the timing and impact of incentive and promotional activity.

Balance Sheet and Share Repurchase Activity

The Company ended the year with $240 million in cash and cash equivalents and no debt after repurchasing 296,000 shares for $28.9 million during the fourth quarter. Diluted shares outstanding totaled 19.7 million for the fourth quarter. As of January 1, 2022, the Company had approximately $108 million remaining under the share repurchase authorization.

Fiscal 2022 Outlook

Our outlook for net sales and earnings per share for fiscal 2022 reflects a wider-than-normal range and is representative of our current visibility of the COVID-19 environment. Several markets continue to experience a challenging operating environment while others are operating in a more normalized environment. We are currently planning in-person events for the upcoming year, which we believe provides a value-added opportunity to engage with our sales force.

The Company is introducing net sales and earnings per share outlook for fiscal year 2022 as detailed in the table below:

Fiscal Year 2022 Outlook
Range
Consolidated Net Sales	$1.125 - $1.225 billion
Diluted EPS	$5.25 - $6.00

Our outlook for the year reflects:

●	An unfavorable currency exchange rate impact on net sales of approximately $16 million;

●	An estimated operating margin between 13.5% and 14.1%;

●	An annual effective tax rate of 32.5%; and

●	An annualized diluted share count of 19.6 million.

Throughout the year, we plan to implement strategic, short-term sales programs across several of our markets. These promotions will be similar to the programs offered in Q3 2020 and Q2 2021, but held regionally and staggered throughout the year to suit the needs of individual markets. We also have select events and promotional activity planned in the third quarter when we will celebrate our 30th Anniversary.

Our outlook anticipates that net sales will accelerate throughout the year. Pressure on our operating margin, relative to historical performance, is anticipated as we thoughtfully navigate inflationary pressures on key areas of our business including wages, material prices and distribution costs. Additionally, as previously noted, we plan to make additional strategic and necessary investments in our digital infrastructure. Finally, we have planned for increased travel and event-related costs with the hope that travel and event restrictions around the world will ease throughout the year.

2022 Operating Strategy

In 2022 we plan to execute our global growth strategy which is focused on (i) ongoing digital investments; (ii) product development and further leveraging our foods manufacturing facility; (iii) driving growth in our China market; and (iv) pursuit of growth opportunities through business development activities.

Digital Investments

Expanding, enhancing and leveraging our digital capabilities to create the best overall customer experience remains a top priority. Collaboration between our sales leaders and management team, combined with assessment of customer feedback, are some of the driving forces behind our planned digital investments in 2022. Among the many projects planned for the year, we highlight the following: 1) building on shopping cart conversion rate progress made in 2021 and ; 2) enhancing onboarding programs and training tools for new Associates.

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Conversion rates: In 2021 we focused on improving the customer shopping experience and our internal data indicates that shopping cart conversion rates have improved meaningfully. This year we will focus on the next step of improving the checkout process. We plan to launch this in select markets and roll out into additional markets throughout 2022.

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Onboarding programs and training tools: We plan to rollout a new education and communication onboarding program for our new Associates in Q2 2022. This program will offer product education and utilize our key online and app-based digital tools that we introduced last year. The combination of these learning tools is intended to improve the onboarding process and experience for new Associates through additional communication, notifications and orientation, which we believe will help drive more efficient customer acquisition.

Product Development

Our foods plant in Salt Lake City, UT (USANA North), which houses the manufacturing for all of our foods-related products, is now fully operational. We believe the investments in this facility will allow us to be more agile and cost efficient in responding to both current and future opportunity.

Although the rollout of additional Active Nutrition products were delayed this past year, we have officially resumed the rollout, beginning with our Nutrimeal Free Active and Collagen Protein Bar, both of which are being manufactured in the USANA North facility. We’ll also introduce additional new Active Nutrition products throughout the year, as well as several products in conjunction with USANA’s 30th year anniversary.

China Strategy

We remain very optimistic about the long-term growth prospects in our China business. We made progress in 2021 in several different areas of the business:

●	Our research collaboration agreement with Beijing University of Chinese Medicine is off to a great start and we have several research projects that have been approved and are underway.
●	We have strengthened our leadership team in this market by adding several experienced professionals.
●	Our first branch office redesign is on track to be completed this year. We believe the newly enhanced branch experience will drive increased customer activity and retention.

Looking ahead, our key initiatives in China in 2022 include:

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Continuing our digital transformation roadmap: We will continue to make several digital investments aimed at improving the overall customer experience. These investments include: (i) improving the speed and efficiency of the onboarding process through automation, (ii) enhance notifications within the shopping app which will help drive increased retention, (iii) simplify the shopping experience, (vi) adding features and functionality to existing apps that will help improve overall efficiency and stimulate growth.

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Enhancing our Associate-focused marketing content: We plan to leverage new product training videos, testimonials and business trainings from our new media studio. We believe this will help with new customer acquisition while also improving longevity.

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Build upon recent collaborations and partnerships. We recently renewed our partnership with the National Sports Training Bureau and we are looking for additional partnerships to promote our new Active Nutrition line. We also continue to work closely with Beijing University of Chinese Medicine and we hope to have meaningful results from many of these projects and hope to start commercializing products as soon as possible.

Business Development

A strong balance sheet and our willingness to invest in growth allows us to pursue a wide-range of opportunities that are additive to the long-term success of USANA. Our focus remains on opportunities that strengthen, diversify, and grow our worldwide business by focusing on: (i) overall nutrition; (ii) vertical integration; (iii) product and category expansion; and (iv) geographic expansion.

In closing, we remain confident and committed to our global growth strategy. We thank all of our employees for their hard work, and all of our stakeholders for their continued support.

Kevin Guest
CEO

Douglas Hekking
CFO

Safe Harbor

This Management Commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this Commentary should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this Commentary set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investor contact:	Patrique Richards
Investor Relations
(801) 954-7823
investor.relations@usanainc.com
Media contact:	Dan Macuga
Public Relations
801-954-7280